Exhibit(a)(1)(E)
Offer to Purchase for Cash
Up to 1,108,000 Outstanding Shares of Common Stock
(including Associated Preferred Stock Purchase Rights)
of
Rubicon Technology, Inc.
at
$20.00 Net Per Share
by
Janel Corporation
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON AUGUST 12, 2022, UNLESS THE OFFER IS EXTENDED.
July 13, 2022
To Our Clients:
Enclosed for your consideration are the Offer to Purchase dated July 13, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, collectively the “Offer”) in connection with the offer by Janel Corporation, a Nevada corporation (“Purchaser”), to purchase up to 1,108,000 shares of common stock, par value $0.001 per share (the “Shares”), of Rubicon Technology, Inc., a Delaware corporation (the “Company”), together with the associated preferred stock purchase rights issued in connection with and subject to the Section 382 Rights Agreement dated as of December 18, 2017, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, at a purchase price of $20.00 per Share (the “Offer Price”), net to the holder in cash, without interest and less any required withholding of taxes, and upon the terms and subject to the conditions set forth in the Offer.
We or one of our nominees is the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our applicable nominee as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.
Your attention is directed to the following:
1.  The Offer Price is $20.00 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes and upon the terms and subject to the conditions set forth in the Offer.
2.  The Offer is being made for up to 1,108,000 Shares.
3.  In the event the Offer is oversubscribed, Shares tendered will be subject to proration upon the terms and subject to the conditions of the Offer. See “Section 2. Acceptance for Payment; Proration; Payment” of the Offer to Purchase.
4.  The Offer is being made pursuant to Stock Purchase and Sale Agreement, dated as of July 1, 2022 (as it may be amended, modified or supplemented from time to time, the “Purchase Agreement”), between the Company and Purchaser. The Purchase Agreement is more fully described in Section 12 of the Offer to Purchase.
5.  On June 27, 2022, the board of directors of the Company (the “Board”) unanimously (1) determined that the Offer and the Purchase Agreement (including the transactions contemplated by the Purchase Agreement) are fair to, and in the best interests of the Company and its stockholders, (2) approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the Offer, and (3) recommended that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer. The Company has informed us that, to its knowledge, all of its directors and executive officers intend to tender all of their transferrable Shares pursuant to the Offer.

6.  The Offer and withdrawal rights expire one minute past 11:59 P.M., New York City time, on August 12, 2022, unless the Offer is extended (as it may be extended, the “Expiration Time”).
7.  The Offer is conditioned upon, among other things, there having been validly tendered (and not validly withdrawn) in accordance with the terms of the Offer, prior to the expiration of the Offer, a number of Shares that represents at least a 35% of the outstanding Shares on a fully diluted basis (which condition cannot be waived) and other customary closing conditions. These and other conditions to the Offer are described in Section 15 of the Offer to Purchase.
8.  Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 9 of the Letter of Transmittal.
If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.
If any tendered Shares are not purchased pursuant to the Offer for any reason, including as a result of proration, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased or untendered Shares will be returned (or, in the case of Shares tendered by book-entry transfer, such Shares will be credited to an account maintained at DTC), at the expense of Purchaser, promptly following the expiration or termination of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Offer to Purchase for Cash
Up to 1,108,000 Outstanding Shares of Common Stock
(including Associated Preferred Stock Purchase Rights)
of
Rubicon Technology, Inc.
at
$20.00 Net Per Share
by
Janel Corporation
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 13, 2022, and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Janel Corporation, a Nevada corporation (“Purchaser”), to purchase up to 1,108,000 shares of common stock, par value $0.001 per share (the “Shares”), of Rubicon Technology, Inc., a Delaware corporation (the “Company”), together with the associated preferred stock purchase rights issued in connection with and subject to the Section 382 Rights Agreement dated as of December 18, 2017, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, at a purchase price of $20.00 per Share (the “Offer Price”), net to the holder in cash, without interest and less any required withholding of taxes, and upon the terms and subject to the conditions set forth in the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.
The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in time to permit us to submit the tender on your behalf prior to the expiration of the Offer.
Number of Shares tendered:
       Shares
Dated:
(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)
Area Code and Telephone No.

Taxpayer Identification or Social Security No.
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account. Please provide title if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity. Please return this form to the brokerage firm or other nominee maintaining your account.